UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 19, 2006


                             HEALTHSOUTH Corporation
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

               1-10315                               63-0860407
      (Commission File Number)          (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

         On April 19, 2006 HealthSouth Corporation (the "Company"), with the approval of its Compensation Committee of the Board of Directors, entered into a renewed Employment Agreement (the "Agreement") with Diane L. Munson, the President of its Outpatient Division, which is effective as of March 15, 2006 (the "Effective Date").

         Pursuant to the terms of the Agreement, Ms. Munson will continue to serve as President, Outpatient Division and will receive an annual base salary of $345,050. Ms. Munson will also be eligible to receive an annual bonus equal to 60% of her base salary in accordance with the Company's senior management bonus plan, which is currently being developed for the Company's 2006 fiscal year. Ms. Munson will be entitled to receive certain medical and life insurance benefits and other employee benefits and perquisites of the sort provided to other similarly-situated officers of the Company. The Agreement also provides that Ms. Munson is to receive equity incentives commensurate with her position and responsibilities with the Company.

         The Agreement is effective for a term of two years beginning on the Effective Date, with automatic twelve month extensions at the end of the term of the Agreement and each anniversary thereof, unless either party provides no less than ninety days prior written notice not to extend the term of the Agreement. If the Agreement is terminated by the Company without cause or by Ms. Munson for "good reason," Ms. Munson will be entitled to receive (i) her base salary, any outstanding bonus payments, payments in respect of accrued and unpaid vacation and certain other payments due as of the date of termination, (ii) such vested stock options and other benefits as Ms. Munson may be entitled to receive under any equity incentive plan or any other stock option or other employee benefit plan of the Company, and (iii) certain severance payments and benefits, including up to twenty-four months salary continuation and the cost of maintaining certain health benefits provided to Ms. Munson immediately prior to such termination, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. If the Agreement is terminated by the Company for cause or by Ms. Munson without good reason, Ms. Munson will be entitled to receive (i) her base salary, any outstanding bonus payments, payments in respect of accrued and unpaid vacation and certain other payments due as of the date of termination and (ii) such vested stock options and other benefits Ms. Munson may be entitled to receive under any stock option or other employee benefit plan of the Company and no more. During the term of the Agreement, Ms. Munson will also participate in the Company's Change in Control Benefits Plan.

         The Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Ms. Munson's employment and for a period of twelve and twenty-four months, respectively, thereafter.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HEALTHSOUTH CORPORATION


                                        By: /s/    Gregory L. Doody
                                           ------------------------------------
                                           Name:  Gregory L. Doody
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary

Dated: April 21, 2006